SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2014                              (May 8, 2014)

CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
(Address of principal executive offices)       (Zip Code)

  (607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Chemung Financial Corporation, held May 8, 2014, the shareholders voted on three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2014. Ronald M. Bentley, President and Chief Executive Officer, made a presentation at the Annual Meeting which included slides containing financial and other information. A copy of these slides is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Larry H. Becker	3,163,961	60,495	701,179
Bruce W. Boyea	3,161,081	63,374	701,179
Stephen M. Lounsberry III	3,118,307	106,149	701,179
Eugene M. Sneeringer Jr.	3,123,463	100,992	701,179
G. Thomas Tranter Jr.	3,162,655	61,801	701,179
Thomas R. Tyrrell	3,160,973	63,482	701,179

Messrs. Becker, Boyea, Lounsberry, Sneeringer, Tranter and Tyrrell were elected.

Proposal 2: Approval of the Company’s Named Executive Officers Compensation (“Say-on-Pay”)

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,956,852	190,587	77,016	701,179

The Company’s Named Executive Officers compensation was approved.

Proposal 3: Ratification of the Appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

Votes For	Votes Against	Abstain
3,865,105	18,005	42,524

The appointment of Crowe Horwath LLP was ratified.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.

99.1	Copies of slides used in a presentation at the 2014 Annual Meeting of Chemung Financial Corporation at the Holiday Inn – Riverview, 760 East Water Street, Elmira, New York at 2:00 p.m. on May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

May 14, 2014	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer